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      [LETTERHEAD OF MAH & ASSOCIATES, LLP CERTIFIED PUBLIC ACCOUNTANTS]

                                                                       EXHIBIT 2


                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants, we hereby consent to the incorporation of our reports dated June 18, 2001, included in this Form 11-K relating to the Pacific Gas and Electric Company Savings Fund Plan for Union Represented Employees (formerly Pacific Gas Electric Company Savings Fund Plan - Part II), into PG&E Corporation's previously filed Registration Statement File No. 333-46772.


                                           /s/ Mah & Associates, LLP

Mah & Associates, LLP

San Francisco, California
June 28, 2001